UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 6, 2026

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2026 Annual Meeting of Shareholders was held August 6, 2026, for the following purposes: (1) elect seven directors; (2) advisory approval of named executive officer compensation; and (3) ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.

Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act. There were 4,837,166 shares of common stock entitled to vote with a majority represented at the meeting. The Board of Directors recommended a vote for each of the director nominees and for Proposals 2 and 3. There was no solicitation in opposition.

Abstentions for Proposals 1 and 2 did not affect the results. Abstentions for Proposal 3 had the effect of a negative vote.

The final voting results were as follows:

		Number of Shares
		Voted For	Withheld	Abstain
1.	Elect seven directors:
	Daniel A. Baker	3,058,859	37,416	-
	Peter G. Eames	3,081,308	14,967	-
	Terrence W. Glarner	2,889,674	206,601	-
	Patricia M. Hollister	3,050,866	45,409	-
	James W. Bracke	3,067,479	28,796	-
	Kelly Wei	3,073,306	22,969	-
	Carolyn W. Valentine	3,081,279	14,996	-

		Voted For	Voted Against	Abstain
2.	Advisory approval of named executive officer compensation.	3,011,073	73,720	11,480

		Voted For	Voted Against	Abstain
3.	Ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.	3,876,455	3,389	11,855

Based on the results, each director nominee was elected, named executive officer compensation was approved, and the selection of our independent registered public accounting firm was ratified.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Company’s CEO succession plan described in our Proxy Statement on Schedule 14A and Item 5.02 of our Current Report on Form 8-K, both filed on June 22, 2026, Daniel A. Baker retired as president and chief executive officer effective at the Shareholders’ Meeting. Dr. Baker was reelected to the Board of Directors and elected chairman of the board. Peter G. Eames was elected to the Board and appointed president and chief executive officer.

Caroyln W. Valentine was elected to the Board for the first time and appointed to the Compensation and Nominating/Corporate Governance committees. The election of Dr. Eames and Ms. Valentine increased our board size from five to seven directors.

Biographical information for Dr. Eames and Ms. Valentine is included in our proxy statement on Schedule 14A filed June 22, 2026, and is incorporated by reference herein. Compensation information for Dr. Eames was disclosed in our Current Report on Form 8-K filed June 22, 2026, and is incorporated by reference herein.

Neither Dr. Baker nor Dr. Eames have been appointed to any committee of the Board, there are no arrangements or understandings between Dr. Eames and any other person pursuant to which Dr. Eames was selected as a director, and Dr. Eames does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 10, 2026	NVE CORPORATION (Registrant) /s/ PETER G. EAMES Peter G. Eames President and CEO

INDEX TO EXHIBITS

Exhibit #	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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